CHRISTENSEN & DUNCAN, CPA'S LC

                          Certified Public Accountants
                       975 East Wood Oak Lane, Suite 200
                           Salt Lake City, Utah 84117
                              Phone (801) 263-7990
                               Fax (801) 263-7838


We hereby consent to the inclusion in Form 10-QSB for the three and nine month periods ended November 30, 2000 of our accountants' review report dated January 8, 2001, relating to the interim financial statements of Commercial Concepts, Inc. as of November 30, 2000 and for the three and nine month periods then ended which appears in such Form 10-QSB.

/s/ CHRISTENSEN & DUNCAN, CPA'S LC

CHRISTENSEN & DUNCAN, CPA'S LC
Certified Public Accountants
Salt Lake City, Utah
January 8, 2001